                                                                  EXHIBIT 4.4-A


                           DUKE CAPITAL CORPORATION

                                      TO

                           THE CHASE MANHATTAN BANK

                                                    Trustee

                               ----------------

                              Supplemental Indenture

                           Dated as of        ,

                               ----------------

                                    $

                     Series    % Junior Subordinated Notes
                                      due

                               ----------------

                             TABLE OF CONTENTS (1)

                                   ARTICLE 1

                 Series   % Junior Subordinated Notes Due

                                                                            Page
                                                                            ----
 Section 101. Establishment...............................................    1
 Section 102. Definitions.................................................    2
 Section 103. Payment of Principal and Interest...........................    2
 Section 104. Denominations...............................................    3
 Section 105. Global Securities...........................................    3
 Section 106. Redemption at the Option of the Corporation.................    3
 Section 107. Subordination...............................................    5
 Section 108. Paying Agent................................................    5

                                   ARTICLE 2

                            Miscellaneous Provisions

 Section 201. Recitals by Corporation.....................................    5
 Section 202. Ratification and Incorporation of Original Indenture........    5
 Section 203. Executed in Counterparts....................................    5

Exhibit A Form of Series   % Junior Subordinated Note due
Exhibit B Certificate of Authentication
--------
(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS    SUPPLEMENTAL INDENTURE is made as of the    day of     ,     , by and
between DUKE CAPITAL CORPORATION, a Delaware corporation, having its principal office at 526 South Church Street, Charlotte, North Carolina 28202 (the "Corporation"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

WHEREAS, the Corporation has heretofore entered into a Subordinated Indenture, dated as of April 1, 1998 (the "Original Indenture") with The Chase Manhattan Bank, as Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as amended and supplemented to the date hereof,
including by this    Supplemental Indenture, is herein called the "Indenture";

WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Corporation and the Trustee;

WHEREAS, the Corporation proposes to create under the Indenture a new series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of
this    Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                 Series   % Junior Subordinated Notes Due

Section 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the
Corporation's Series   % Junior Subordinated Notes due      (the "Series
Notes").

There are to be authenticated and delivered $           principal amount of
Series   Notes, and no further Series   Notes shall be authenticated and
delivered except as provided by Section 304, 305, 306, 906 or 1106 of the
Original Indenture. The Series   Notes shall be issued in fully registered form
without coupons.

The Series   Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the
Series   Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Series   Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

"Interest Payment Dates" means       and      .

"Original Issue Date" means     ,     .

"Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day prior to such Interest Payment Date.

"Stated Maturity" means     ,     .

Section 103. Payment of Principal and Interest. The unpaid principal amount of
the Series   Notes shall bear interest at the rate of   % per annum until paid
or duly provided for, such interest to accrue from     ,     or from the most
recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment
Date to the Person or Persons in whose name the Series   Notes are registered
on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein shall be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and
may either be paid to the Person or Persons in whose name the Series   Notes
are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record
Date"), notice whereof shall be given to Holders of the Series   Notes not less
than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any
securities exchange, if any, on which the Series   Notes may be listed, and
upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the Series   Notes shall include interest accrued to
but excluding the respective Interest Payment Dates. Interest payments for the
Series   Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable
on the Series   Notes is not a Business Day, then payment of the interest
payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

Payment of principal of, premium, if any, and interest on the Series   Notes
shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Payments of principal of, premium, if any, and interest on Series   Notes
represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is
first surrendered to the Paying Agent. If any of the Series   Notes are no
longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such
Series   Notes shall be made at the office of the Paying Agent upon surrender
of such Series   Notes to the Paying Agent and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Section 104. Denominations. The Series   Notes shall be issued in denominations
of $   or any integral multiple thereof.

Section 105. Global Securities. The Series   Notes shall initially be issued in
the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its
nominee. Except under the limited circumstances described below, Series   Notes
represented by such Global Security or Global Securities shall not be
exchangeable for, and shall not otherwise be issuable as, Series   Notes in
definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

A Global Security shall be exchangeable for Series   Notes registered in the
names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Corporation within 90 days after it becomes aware of such cessation, or (ii) the Corporation in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be
exchangeable for Series   Notes registered in such names as the Depositary
shall direct.

Section 106. Redemption at the Option of the Corporation. The Series   Notes
shall be redeemable, in whole or from time to time in part, at the option of the Corporation on any date (a "Redemption Date"), at a Redemption Price equal
to the greater of (i) 100% of the principal amount of the Series   Notes to be
redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury
Rate plus   basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

"Treasury Rate" means, with respect to any Redemption Date for the Series Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

"Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the
remaining term of the Series   Notes to be redeemed that would be utilized, at
the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the
remaining term of the Series   Notes.

"Independent Investment Banker" means                and any successor firm or,
if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Corporation.

"Comparable Treasury Price" means with respect to any Redemption Date for the Series Notes (i) the average of Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than such Reference Treasury Dealer Quotations, the average of all such quotations.

"Reference Treasury Dealer" means each of                 ,         ,
            ,           and              and their respective successors;
provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation will substitute therefor another Primary Treasury Dealer.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Notwithstanding Section 1104 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

The Corporation shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

If less than all of the Series   Notes are to be redeemed, the Trustee shall
select the Series   Notes or portions of Series   Notes to be redeemed by such
method as the Trustee shall deem fair and appropriate. The Trustee may select
for redemption Series   Notes and portions of Series   Notes in amounts of
whole multiples of $    .

The Series   Notes shall not have a sinking fund.

Section 107. Subordination. The indebtedness evidenced by the Series   Notes
shall be, to the extent and in the manner set forth in the Original Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Original Indenture) with respect to the
Series   Notes, and the Series   Notes shall rank pari passu in right of
payment with each other series of Securities issued under the Indenture, with the exception of any series of Securities which by its terms provides otherwise.

Section 108. Paying Agent. The Trustee shall initially serve as Paying Agent
with respect to the Series   Notes, with the Place of Payment initially being
the Corporate Trust Office.

                                   ARTICLE 2

                            Miscellaneous Provisions

Section 201. Recitals by Corporation. The recitals in this    Supplemental
Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in
respect of the Series   Notes and this    Supplemental Indenture as fully and
with like effect as if set forth herein in full.

Section 202. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and
confirmed, and the Original Indenture and this    Supplemental Indenture shall
be read, taken and construed as one and the same instrument.

Section 203. Executed in Counterparts. This    Supplemental Indenture may be
executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                          Duke Capital Corporation


                                          By: _________________________________

Attest:

_____________________________

                                          The Chase Manhattan Bank,
                                            as Trustee


                                          By: _________________________________

Attest:

_____________________________

                                   EXHIBIT A

                                    FORM OF
                      SERIES   % JUNIOR SUBORDINATED NOTE
                                    DUE

THE INDEBTEDNESS EVIDENCED BY THIS SECURITY IS, TO THE EXTENT PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS, AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THE INDENTURE WITH RESPECT THERETO.

No.                                                                 CUSIP No.
                            DUKE CAPITAL CORPORATION
                      SERIES   % JUNIOR SUBORDINATED NOTE
                                    DUE

Principal Amount:

Regular Record Date: 15th calendar day prior to Interest Payment Date

Original Issue Date:     ,

Stated Maturity:     ,

Interest Payment Dates:      and

Interest Rate:   % per annum

Authorized Denomination: $   or any integral multiple thereof

Duke Capital Corporation, a Delaware corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the
reverse hereof), for value received, hereby promises to pay to              ,
or registered assigns, the principal sum of           DOLLARS ($     ) on the
Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity at the rate per annum shown above (the "Interest Rate") until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or a Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this
Series   % Junior Subordinated Note due         ,      (this "Security") is
registered on the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

Payment of principal of, premium, if any, and interest on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Securities of this series are no longer represented by a Global Security,
(i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent and
(ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

The indebtedness evidenced by this Security is, to the extent and in the manner set forth in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness whether now outstanding or hereafter incurred and waives reliance by each such holder upon said provisions.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:

                                          Duke Capital Corporation


                                          By: _________________________________

Attest:

_____________________________________

                         CERTIFICATE OF AUTHENTICATION

  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          The Chase Manhattan Bank,
                                            as Trustee


                                          By: _________________________________

                           (Reverse Side of Security)

This Security is one of a duly authorized issue of Securities of the Corporation (the "Securities"), issued and issuable in one or more series under a Subordinated Indenture, dated as of April 1, 1998, as supplemented (the "Indenture"), between the Corporation and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series
designated on the face hereof as Series   % Junior Subordinated Notes due
in the aggregate principal amount of up to $          . Capitalized terms used
herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Securities of this series will be redeemable, in whole or from time to time in part, at the option of the Corporation on any date (a "Redemption Date"), at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of
twelve 30-day months) at the Treasury Rate plus   basis points, plus, in either
case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

"Treasury Rate" means, with respect to any Redemption Date for the Securities of this series, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

"Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.

"Independent Investment Banker" means                and any successor firm or,
if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Corporation.

"Comparable Treasury Price" means with respect to any Redemption Date for the
Securities of this series (i) the average of    Reference Treasury Dealer
Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer
than    such Reference Treasury Dealer Quotations, the average of all such quotations.

"Reference Treasury Dealer" means each of            ,              ,
          ,                       and             and their respective
successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation will substitute therefor another Primary Treasury Dealer.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Notice of any redemption by the Corporation will be mailed at least 30 days but not more than 60 days before any Redemption Date to each Holder of Securities of this series to be redeemed. If less than all the Securities of this series are to be redeemed at the option of the Corporation, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Securities of this series to be redeemed in whole or in part. The Trustee may select for redemption Securities of this series and portions of Securities of this series in amounts of whole multiples of $ .

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without
coupons in denominations of $   and any integral multiple thereof. As provided
in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Corporation.

This Security shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                 ABBREVIATIONS

  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -- as tenants in common  UNIF GIFT MIN ACT--________ Custodian ________
                                                    (Cust)             (Minor)

TEN ENT -- as tenants by the entireties            under Uniform Gifts to Minors
                                                   Act ________________________
                                                               (State)
JT TEN -- as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.


--------------------------------------------------------------------------------
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto ________ ________ (please insert Social Security or other identifying number of assignee)

-------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

-------------------------------------------------------------------------------
agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.


Dated: __________________________
                                     ------------------------------------------


                                     ------------------------------------------
                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                   EXHIBIT B

                         CERTIFICATE OF AUTHENTICATION

  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          The Chase Manhattan Bank,
                                            as Trustee


                                          By: _________________________________
                                                    Authorized Officer

                                      B-1